Exhibit 4.5



                               SECURITY AGREEMENT



          SECURITY AGREEMENT dated January 28, 2005, between Vertical Capital Partners, Inc., a Delaware corporation, as agent (the "Agent") for the benefit of the individuals or entities listed on Schedule A hereto ("Creditor"), and Applied DNA Sciences, Inc., a Nevada corporation (collectively, "Obligor").

          1. GENERAL DEFINITIONS.

          1.1 As used herein, "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          1.2 All capitalized terms contained in this Agreement, but not specifically defined in this Agreement, shall have the meanings provided by the UCC to the extent the same are used or defined therein. Without limitation, the following terms are used herein as defined in the UCC: Account, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, and Supporting Obligations.

          1.3 As used herein:

               a. "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, or any other entity or organization.

               b. "Other Obligor" means any other person obligated as direct or indirect obligor or guarantor of any Obligations, or of any indebtedness, obligations and liabilities guaranteed by Obligor.

               c.   "Receivable"   means any  right to  payment,  including  any
Account, whether or not evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance.

          (2) OBLIGATIONS SECURED. The Collateral (as defined below) shall secure any and all indebtedness, obligations and liabilities of Obligor to Creditor, including:

               a. all unpaid principal of and interest on, and all other obligations or liabilities of Obligor which may arise under or in connection with the 10% Secured Convertible Promissory Notes in the aggregate principal amount of $5,970,000 issued on January 28, 2005 by Obligor.

               b. all interest, fees, costs, expenses, reimbursement obligations, indemnities and other liabilities relating to any of the foregoing, including attorneys' fees and costs or expenses incurred in connection with collection and enforcement and sums advanced by Creditor to protect the Collateral or otherwise as permitted to be made by Creditor under this Agreement; and

               c.  all  indebtedness,  obligations and  liabilities  under this
Agreement; in each case, whether now existing or hereafter arising, joint or several, absolute or contingent, liquidated or unliquidated, and however arising (all such indebtedness, obligations and liabilities being collectively referred to herein as the "Obligations"; and any agreement, instrument, guaranty or other document now or hereafter evidencing or securing any of the Obligations, being collectively referred to herein as the "Financing Documents").
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          3.  GRANT OF SECURITY  INTEREST.  To secure the  punctual  payment and performance of the Obligations when due whether at the stated maturity, by acceleration or otherwise Obligor hereby grants to Creditor a security interest in and to, and a lien upon (the "Security Interest"), all right, title and interest of Obligor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (collectively, the "Collateral"):

               (a) All now owned and hereafter acquired right, title and interest of Obligor in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures) (collectively, the "General Intangibles"); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Obligor at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

               (b) All now owned and hereafter acquired right, title and interest of Obligor in, to and in respect of goods, including, but not limited to:

                    (i) All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Obligor's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all inventory which may be returned to Obligor by its customers or repossessed by Obligor and all of Obligor's right, title and interest in and to the foregoing (including all of Obligor's rights as a seller of goods);

                    (ii) All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Obligor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                    (iii) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

               (c) All now owned and hereafter acquired right, title and interests of Obligor in, to and in respect of any real or other personal property in or upon which Obligor has or may hereafter have a security interest, lien or right of setoff;

               (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Obligor, any computer service bureau or other third party; and

               (e) All Proceeds of any of such property in whatever form, whether derived from voluntary or involuntary disposition, all products of any of such property, all renewals, replacements, substitutions, additions, accessions, rents, issues, royalties and profits of, to or from any such property and all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

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The Security Interest created herein is subject to any applicable restriction to the creation of a Security Interest to the extent that such restriction is not made ineffective by UCC Sections 9-406, 9-407, 9-408, or 9-409.


          4. PERFECTION OF SECURITY INTEREST. Obligor shall execute and deliver to the Agent UCC-1 Financing Statements ("Financing Statements") assigning to the Agent security interests in Obligor's right, title and interest in and to the Collateral. Obligor hereby authorize the Agent to file such Financing Statements at the Obligor's expense, in such filing locations as the Agent deems appropriate.

          5. REPRESENTATIONS AND WARRANTIES. Obligor represents and warrants to Agent and Creditor that:

               5.1 Authority. Obligor has full power and authority to grant security interests in the Collateral and to execute, deliver, and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person except as may have been specifically disclosed to Creditor in writing.

               5.2 Absence of Other Encumbrances. The Collateral is free and clear of all liens and adverse claims other than the Security Interest, which shall be a first lien on the Collateral except for (i) purchase money security interests on Inventory or Equipment not financed by Creditor, (ii) liens imposed by law such as materialmen's, suppliers', mechanics', carriers', repairmen's or other like liens imposed in the ordinary course of business, and (iii) liens for taxes, assessments or governmental charges not yet due or delinquent.

               5.3 Information Regarding Names. Obligor has disclosed to Agent and Creditor on Exhibit 5.3 hereto complete and correct information regarding Obligor's exact legal name and all prior or current names and trade names used by Obligor. Exhibit 5.3 also lists the names of all Persons from whom Obligor acquired any assets during the period of five (5) years ended on the date hereof (other than acquisitions in the ordinary course of business of Obligor).

               5.4 Location of Collateral and Principal Place of Business. All Collateral which is tangible and all related books and records related to the Collateral are located solely in the states listed in Exhibit 5.4 hereto (the "Collateral States"), except for Inventory in transit to Obligor and, in the case of other Collateral which is movable, as required in the operation of the Obligor's business consistent with past practices. No inventory of any Person other than Obligor is located on any premises owned or leased by Obligor. Obligor's principal place of business is located in the state identified in
Exhibit 5.4.

               5.5 Jurisdiction of Incorporation. Obligor has disclosed to Agent and Creditor in Exhibit 5.5 hereto complete and correct information regarding the Obligor's jurisdiction of incorporation and its identification number in the records of such jurisdiction.

          6. COVENANTS AND AGREEMENTS OF OBLIGOR. Obligor covenants and agrees as follows:

               6.1 Restriction on Further Encumbrances. Obligor shall not, without the prior written consent of Creditor, create, grant or suffer to exist any other liens in or to any of the Collateral except for Permitted Liens.

               6.2 Records and Inspection. Obligor shall keep and cause to be kept accurate and complete records of the Collateral and its proceeds at its principal place of business, which Collateral and records will be made available for inspection and copying upon such premises by Agent at any reasonable time.

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               6.3  Restrictions  on Removal of  Collateral.  Obligor  shall not remove Collateral or any related books and records from the Collateral States except for removal of incidental items of Collateral in the ordinary course of Obligor's business, consistent with past practice.

               6.4 Restriction on Changing State of Organization. Obligor shall not change the state of its incorporation or its jurisdiction of organization (as applicable) or convert into a different type of entity.

               6.5 Information Regarding Names. At least 30 days before changing its name or adopting a new name, Obligor shall give written notice to Agent of any new name or trade name of Obligor.

               6.6 Information on Collateral and Business. Obligor shall deliver to Agent such other data and information (financial and otherwise) as Agent from time to time may reasonably request bearing upon or related to the Collateral or Obligor's business operations or financial condition.

               6.7 Duty of Care. Obligor shall be responsible for preserving and maintaining the Collateral and Agent shall have no duty of care with respect to the Collateral, except that Agent shall have an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) Agent shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which Agent accords its own property or treatment substantially in accordance with actions requested by Obligor in writing, although Agent shall not be obligated to comply with any such requests and (ii) Agent shall not be obligated to take steps to preserve rights against any other parties or property.

               6.8 Taxes. Obligor shall pay when due all governmental taxes, assessments or charges upon the Collateral.

               6.9 Further Assurances and Authority of Creditor. Obligor shall from time to time execute, deliver, file and record all such further agreements, instruments, financing statements, notices and other documents (collectively, "Supplemental Documentation") as may be requested by Agent to perfect or preserve the Security Interest, to enable Agent to notify any third parties of the existence of the Creditor's Security Interest, or otherwise to carry out the intent of this Agreement. Obligor authorizes Agent to file financing statements where desirable in Agent 's judgment to perfect the Security Interest without the signature of Obligor. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Agent, duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement.

               6.10 Power of Attorney. Obligor hereby irrevocably makes, constitutes and appoints Agent (and all persons designated by Creditor for that purpose) as Obligor's true and lawful attorney (and agent-in-fact) to (i) sign the name of Obligor on any Supplemental Documentation and to deliver any Supplemental Documentation to such persons as Agent, in its sole discretion, may elect and (ii) to obtain hold, direct or redirect delivery of or otherwise administer, and control any agreement, instrument or document evidencing any portion of the Collateral or Obligor's rights with respect thereto, including documents of title, warehouse receipts and security agreements (collectively "Special Collateral"), as Agent, in its sole discretion, may elect.

               6.11 Insurance. Obligor shall, at its sole expense, maintain the Collateral insured against such risks and in such amounts, subject to such deductibles, and for such periods as is customarily carried by other owners or users of such properties comparable to Obligor in similar businesses. Within 30 days after the date of this Agreement, such policies shall be endorsed to

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provide that: (i) the insurance carrier shall give at least 30 days prior notice to Agent before any such policy shall be altered or canceled, (ii) no act or default of Obligor shall affect the right of Agent to recover under such policy in case of loss or damage, and (iii) from and after the date, if any, on which the insurance carrier receives notice from Agent that an "Event of Default" has occurred under this Agreement, all proceeds payable under such policy shall be payable directly to Agent (subject to the rights of holders of Permitted Liens). Any amounts received under such policies may be applied by Agent to the Obligations in such order and at such times as Agent may determine or, at the option of Agent, released to Obligor, provided that no such application or release shall cure or waive any Event of Default and no amount released shall be deemed a payment of any obligations. In the event Obligor at any time fails to maintain any of the policies of insurance required above or equivalent replacement policies or fails to pay any premium in whole or in part, then Agent, without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.

               6.12 Performance by the Agent. If Obligor fails to perform any material covenant, agreement, duty or obligation of Obligor under this Agreement, the Agent may, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Agent incurred in connection with the foregoing authorization shall be payable by Obligor. No discretionary right, remedy or power granted to the Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Agent.

          7. REMEDIAL PROVISIONS.

               7.1 Right to Satisfy Other Claims and Taxes. If Obligor fails to pay any governmental taxes, assessments or other charges when due, or fails to pay any claims secured by any lien against any Collateral when due, Obligor shall so advise Creditor in writing and Creditor may, without waiving or releasing any obligations of Obligor or any Event of Default, in its sole discretion (and without any obligation to do so), make such payment or any part thereof or obtain such discharge and take any other action with respect thereto that the Creditor deems advisable.

               7.2 Certain Matters Relating to Receivables. Creditor shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and Obligor shall furnish all such assistance and information as Creditor may require in connection with such test verifications. At any time and from time to time, upon Creditor's request, at any time after the occurrence and during the continuance of an Event of Default and at the expense of Obligor, Obligor shall cause independent public accountants or others satisfactory to Creditor to furnish to the Creditor statements showing reconciliations, aging and test verifications of, and trial balances for, the Receivables. At Creditor's request, Obligor shall deliver to Creditor all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts. Creditor in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to Creditor's satisfaction the existence, amount and terms of any Receivables, provided that Creditor will not make communications in its own name unless an Event of Default has occurred and is continuing. Anything herein to the contrary notwithstanding, Obligor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Creditor shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto), by reason of or arising out of this Agreement or the receipt by Creditor of any payment relating thereto, nor shall Creditor be obligated in any manner to perform any of the obligations of Obligor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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          8. RELEASE OF COLLATERAL.  Except for (i) sales or other  dispositions of Inventory made prior to the occurrence of an Event of Default that are in the ordinary course of Obligor's business and not prohibited by any provision contained in the Financing Documents and (ii) sales or other dispositions of Collateral for which Obligor obtains the prior written consent of Agent (collectively, "Permitted Sales"), Obligor shall not sell, lease, license or otherwise dispose of the Collateral, or any part thereof or any interest therein. Concurrently with any Permitted Sale, the Security shall automatically be released from the property so disposed of; provided however, that the Security Interest shall continue in the proceeds thereof.

          9. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default by Obligor:

               a. The occurrence of any event of default as defined in the Notes or Subscription Agreement.

               b. The failure of Obligor to pay any Obligation of Obligor to Creditor when due;

               c. The failure of any Other Obligor to pay any obligation, liability or indebtedness of such Other Obligor to Creditor when due;

               d. Any other failure to observe or perform any of the covenants or obligations imposed upon Obligor or any Other Obligor by any of the Financing Documents, which failure is unremedied for more than 10 days after receipt of notice thereof from Agent;

               e. The occurrence or existence of any other default or Event of Default under any Financing Document;

               f. Any representation or warranty contained in any Financing Document or any financial statements, certificates, schedules or other information now or hereafter furnished by Obligor or any Other Obligor proves false or misleading in any material respect;

               g. The termination of existence or cessation of business by Obligor or any Other Obligor;

               h. The making of an assignment for the benefit of creditors by Obligor or any Other Obligor;

               i. The commencement of any case or proceeding by or against Obligor or any Other Obligor under Title 11 of the United States Code (Bankruptcy) or of any other proceeding, suit or action (at law, in equity, in Bankruptcy or otherwise) for adjudication as a bankrupt, reorganization, composition, extension, arrangement, receivership, liquidation or dissolution by, of, or against Obligor or any Other Obligor;

               j. The appointment of a receiver, trustee, custodian or similar officer for or over Obligor or any Other Obligor or any of its property, which is not vacated within 10 days thereafter;

               k. The levy of any writ of execution or other judicial process upon any of the property of Obligor or any Other Obligor which is not released within 10 days thereafter;

               l. The uninsured damage to or material decline in the market value of the Collateral unless immediately replaced or supplemented by Obligor;

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               m. The  failure  by  Obligor  or any  Other  Obligor  to make any
payment  when  due  (subject  to  any  applicable  grace  period),   whether  by
acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, Obligor or any Other Obligor, or default by Obligor or any Other Obligor in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

          10. RIGHTS AND REMEDIES OF THE CREDITOR UPON EVENT OF DEFAULT.

               10.1 Disposition of Collateral. Upon and after any Event of Default which is then continuing:

                    (a) The Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code ("Code") then in effect in the State of New York;

                    (b) If any notice to Obligor of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Obligor of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification; and

                    (c) The Agent is authorized, at any such sale, if the Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

          10.2 Application of Proceeds. Subject to the rights of any holders of Permitted Liens, any proceeds received by Agent in respect of any sale of collection from or other realization upon all or any part of the Collateral following the occurrence of an Event of Default may, in the discretion of Agent, be held by Agent as collateral for, and/or then or at any time thereafter applied by Agent as follows: (i) first, to pay all costs, expenses and charges of every kind (including attorneys' fees and costs) for pursuing, searching, protecting, taking, removing, storing, safekeeping, caring, preparing for sale, advertising, selling and delivering the Collateral and otherwise enforcing this Agreement and the other Financing Documents; (ii) second, to pay the Obligations in order determined by Agent in its sole discretion; and (iii) third, to pay the remaining funds, if any, after payment of all the Obligations in full, to Obligor or to whomever may be lawfully entitled to receive such surplus. Payments received from any third party on account of disposition of Collateral shall not reduce the Obligations until paid in cash to Agent. The application of proceeds by Agent shall be without prejudice to Agent 's rights as against Obligor or other persons with respect to any Obligations which may remain unpaid. Any such deficiency shall be paid forthwith to Agent by Obligor.

          10.3 Notice. Any notice required to be given by Agent of a sale, lease, or other disposition of Collateral, or any other intended action by Agent, which is sent at least five (5) days prior to such proposed action, or such longer period as shall be specified by applicable law, shall constitute commercially reasonable and fair notice thereof to Obligor.

          10.4 Appointment of Agent as Lawful Attorney: Other Rights Upon Event of Default. Obligor hereby irrevocably makes, constitutes and appoints Agent and all persons designated by Agent true and lawful attorney (and agent-in-fact) upon and after the occurrence of an Event of Default for the purposes set forth

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in the following sentences of this Section.  Upon and after the occurrence of an
Event of Default, Agent or its agent may, without notice to Obligor and at such time or times thereafter as Agent or said agent in its sole discretion may determine, in Obligor's or Agent 's name: (i) give notice to account debtors and Other Obligors and demand payment of Accounts or other obligations included in the Collateral; (ii) enforce payment and exercise all of Obligor's rights and remedies with respect to the collection of Accounts, any Special Collateral and any other obligations by legal proceedings or otherwise; (iii) settle, adjust, compromise, discharge, release, extend or renew Accounts and other obligations;
(iv) prepare, file and sign Obligor's name on any proof of claim or similar document in any insolvency or similar case against any Account debtor or any person indebted to Obligor; (v) endorse or sign the name of Obligor upon any checks, drafts, chattel paper, document, instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to Accounts, Inventory, or Special Collateral; (vi) use Obligor's stationery and sign the name of Obligor to verifications of Accounts and other obligations to Account debtors and Other Obligors; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which Obligor has access relating to Accounts, Inventory, or Special Collateral; (viii) open any lock box; (ix) transfer into the name of Agent or the name of Agent 's agent or nominee any of the Collateral; (x) make, settle and adjust claims under policies of insurance, endorse or sign the name of Obligor on any check or other item of
payment  for  the  proceeds  of  such  policies  of  insurance,   and  make  all
determinations and decisions with respect thereto and (xiii) receive and direct the disposition of any proceeds of any Collateral.

          11. AGENT'S EXPENSES, INCLUDING ATTORNEYS FEES. Regardless of the occurrence or existence of an Event of Default, Obligor shall pay to Agent, on demand, the amount of any costs or expenses (including attorneys' fees and expenses) paid or incurred at any time or times in connection with: (i) any attempts to defend, protect or enforce the Security Interest or the priority thereof, including the discharging of any prior or subsequent lien or adverse claim against any Collateral thereof which is not permitted hereunder; (ii) any attempt to collect the Obligations or enforce any rights of Agent, whether under this Agreement or other Financing Documents, or otherwise, against Obligor or any other person under the Financing Documents; (iii) any litigation, dispute or proceeding (whether instituted by Agent or any other person) in any way relating to Collateral, this Agreement, the other Financing Documents or Obligor's affairs; or (iv) any amounts expended by Agent under this Agreement; or (v) the inspection, verification, protection, collection, sale, liquidation or other disposition of Collateral. Additionally, if any taxes or charges shall be payable on account of the execution or delivery of this Agreement, any other Financing Documents or the creation of any of the Obligations by reason of any existing or hereafter enacted federal, state or other regulation or statute (including any foreign country's regulations or statutes), Obligor will pay all such taxes and charges, including any interest and/or penalty thereon, and will indemnify and hold Agent harmless from and against liability in connection therewith. All obligations under this Section 11 shall constitute additional Obligations secured by the Collateral and shall bear interest at the same rate as provided for the largest amount of other Obligations.

          12. ASSIGNMENT BY CREDITOR. Obligor agrees that Creditor may assign or otherwise transfer this Agreement, or any of other Financing Documents, and may deliver all or any of the Collateral to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given to the Creditor herein or in the Financing Documents transferred, and Creditor shall thereafter be fully discharged from any liability or responsibility with respect thereto, all without prejudice to the retention by Creditor of all rights and powers hereby given with respect to any Financing Documents, instruments, rights or property not so transferred.

          13. REMEDIES NOT EXCLUSIVE: FORECLOSURES. No right or remedy hereunder is exclusive of any other right or remedy. Each and every right and remedy shall be cumulative and shall be in addition to and without prejudice to every other remedy given hereunder, under any other agreement between Obligor and Creditor or now or hereafter existing at law or in equity, and may be exercised from time to time as often as deemed expedient, separately or concurrently. The giving,


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taking or enforcement of or execution against any other or additional  security, collateral, or guaranty for the payment of the Obligations shall not operate to prejudice, waive or affect any rights, powers or remedies hereunder, nor shall Creditor be required to first look to, enforce, exhaust or execute against such other or additional security, or guarantees prior to so acting against the Collateral. Creditor may foreclose on or execute against the items of Collateral in such order as Creditor may, in its sole and unfettered discretion, determine.

          14. WAIVERS. The failure or delay of Agent to insist in any instances upon the performance of any of the terms, covenants or conditions of this Agreement or other Financing Documents, or to exercise any right, remedy or privilege herein or therein conferred, shall not impair or be construed as thereafter waiving any such covenants, remedies, conditions or provisions, but every such term, condition and covenant shall continue and remain in full force and effect; nor shall any waiver of an Event of Default suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type.

          15. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          16. TERMINATION. Upon payment in full and performance of all Obligations owed by Obligor to Creditor pursuant to the Financing Documents (including payment in full and performance of all indebtedness, obligations and liabilities of other persons guaranteed by the Obligor) and the termination of all obligations of Creditor to extend credit under the Financing Documents, this Agreement shall be terminated; otherwise it shall remain in full force and effect.

          17. NOTICE. All notices, demands and communications hereunder shall be in writing and shall be deemed to be duly delivered when personally delivered (including by courier or messenger), or two (2) business days after deposit in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth on the signature page hereof, or at such other address as any party shall have furnished to the other parties in writing.

          18. GOVERNING LAW. To the extent applicable, this Agreement shall be governed by the Uniform Commercial Code of the State of New York (or, to the extent applicable to the attachment, perfection, priority or enforcement of the Security Interest in any Collateral, the Uniform Commercial Code of any other state). With respect to any matters not so covered by the applicable Uniform Commercial Code, this Agreement shall otherwise be governed by the internal laws of the State of New York.

          19. ATTORNEYS' FEES AND OTHER COSTS. Should either party hereto institute any action or proceeding to enforce this Agreement or any provisions hereof or for a declaration of rights under this Agreement, or for arbitration of any dispute arising under this Agreement, the prevailing party in any such action, proceeding or arbitration shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action, proceeding or arbitration.

          20. INDEMNIFICATION. Obligor hereby agrees to indemnify and hold harmless Creditor and Agent and their directors, officers, employees and agents against and from any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement, any exercise of remedies hereunder or any other action taken or omitted by them hereunder, except to the extent a court holds in final and nonappealable judgment that such claims, actions, liabilities, costs and expenses directly resulted from the gross negligence or willful misconduct of such indemnified Persons.

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
          21. WAIVERS BY THE OBLIGOR. Except as otherwise expressly provided in this Agreement or the other Financing Documents, the Obligor waives: (i) presentment, demand, and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any or all Financing Documents under or pursuant to which Obligor may in any way be liable and hereby ratifies and confirms whatever Creditor may do in this regard; (ii) notice prior to taking possession or control of Collateral or any bond or security that might be required by any court prior to allowing Creditor to exercise any of Creditor's remedies; (iii) the benefit of all valuation, appraisement, and exemption laws; (iv) any right to require Creditor to proceed against any other person or collateral held from any other person; (v) any right to require Creditor to pursue any other remedy in Creditor's power whatsoever; or (vi) any defense arising out of any election by Creditor to exercise or not exercise any right or remedy it may have against Obligor, any other person or any security held by it, even though such election operates to impair or extinguish any right of reimbursement to subrogation or other right or remedy of Obligor against any other person or any such security.

          22. MISCELLANEOUS. Obligor agrees that the following shall govern the interpretation and enforcement of this Agreement:

               22.1 Binding; on Successors. This Agreement shall be binding upon Obligor, the heirs, executors, administrators, successors and assigns of Obligor, and shall inure to the benefit of and be enforceable by Creditor, its successors, transferees and assigns.

               22.2 "Obligor." If this Agreement is executed by two or more parties (other than Creditor), they shall be jointly and severally liable hereunder, and the word "Obligor" wherever used herein shall be construed to refer to each of the parties separately, all in the same manner, and with the same effect as if each of them had signed separate instruments, and in any such case, this Agreement shall not be revoked or impaired as to any one or more of such parties by the death or dissolution of any of the others or by the revocation or release of any obligations hereunder of any one or more of such parties.

               22.3 Partnerships. If any party hereto is a partnership, this Agreement shall remain in force and applicable notwithstanding any change in the individuals comprising the partnership and shall include any altered or successor partnership, but the predecessor partnerships and their partners shall not thereby be released from any liability.

               22.4 No Oral Modifications. None of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except in writing.

              22.5 Execution by the Obligor Sufficient. This Agreement shall take effect upon the execution solely by the Obligor but this Agreement may, at the option of Agent, be executed by Creditor if execution by Creditor is deemed desirable by Creditor or is required by the laws of any jurisdiction to create, perfect, preserve, validate or otherwise protect any security interest granted pursuant hereto or to enable Creditor to exercise or enforce its rights hereunder with respect to any such security interest.

               22.6 Section Titles. The section titles contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

               22.7 Construction. The word "including" shall have the inclusive meaning represented by the phrase "including without limitation." Unless the context of this Agreement clearly otherwise requires, the word "or" shall have the meaning represented by the phrase "and/or," references to the plural include the singular and references to the singular include the plural.

          23. WAIVER OF JURY TRIAL. Obligor and Creditor each irrevocably and unconditionally waive trial by jury in any action or proceeding relating to this Agreement or any other Financing Document and for any counterclaim therein.


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          IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first set forth above.

CREDITOR:                                          OBLIGOR:

VERTICAL CAPITAL PARTNERS, INC., as Agent          APPLIED DNA SCIENCES, INC.

By:/S/Robert DePalo                               By:/S/ Peter Brockelsby
   ----------------                               -------------------
   Printed Name: Robert DePalo                    Printed Name: Peter Brockelsby
   Title: Chairman                                Title: President

Mailing Address:                                   Mailing Address:



Facsimile:
Telephone:                                         Facsimile:
                                                   Telephone:
AGENT:

VERTICAL CAPITAL PARTNERS, INC.


By:/S/Robert DePalo
   ----------------
   Printed Name: Robert DePalo
   Title: President


Mailing Address:



Facsimile:
Telephone:


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